EXHIBIT 10.2


                PATENT PURCHASE, LICENSE AND REPURCHASE AGREEMENT

     This Patent Purchase, License and Repurchase Agreement is made effective as of the Effective Date (defined below) between:

        IPIX Corporation
        1009 Commerce Park
        Oak Ridge, TN 37830 (hereinafter "IPIX")

            and

        AdMission Corporation
        3160 Crow Canyon Road
        San Ramon, CA 94583 (hereinafter "AdMission")

     IPIX and AdMission may be referred to individually as a "Party," and collectively as the "Parties."

     WHEREAS, IPIX owns or controls title to certain patents and patent applications and IPIX is willing to transfer and sell all right, title and interest to such patents and patent applications to AdMission in connection with, and in consideration for, the execution, delivery and performance of that certain Asset Purchase Agreement by and among IPIX and AdMission dated as of January 11, 2005 (the "Asset Purchase Agreement"), provided, however, that IPIX is willing to make such transfer and sale to AdMission if, and only if, AdMission enters into this Agreement and grants back to IPIX a license of such patents and patent applications and the repurchase right on the terms and conditions set forth herein.

     WHEREAS, AdMission is willing to purchase and accept title to the Patents subject to the terms and conditions set forth herein and desires to grant a license back and the repurchase right to IPIX the patents and patent applications as provided herein.

     WHEREAS, IPIX is prepared to accept such license and the right to repurchase the Patents.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 Affiliate. Any corporation or other legal entity that either directly or indirectly controls a Party to this Agreement, is controlled by such Party, or is under common control of such Party. As used herein, the term "control" means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of the majority of voting securities, by contract, or otherwise

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     1.2  Effective  Date.  The  "Effective  Date" shall mean the last date that either Party hereto signs this Agreement.

     1.3 Knowledge. The term "Knowledge" shall have the meaning given such term in the Asset Purchase Agreement.

     1.4 Marketplace Definition. Except for the specific exclusions relating to the Security Sector, AdMission intends to fully exploit the intrinsic commercial value of the Patents and assets acquired in this transaction. The sectors in which AdMission will participate include, but are not limited to, the following areas of commerce and digital media sharing for both online and print, as such may be modified, amended or supplemented from time to time, by the Board of Directors of AdMission: a) online search: local, national, and international; b) publishing; c) yellow pages directories; d) directories: industrial, commercial, and consumer; e) newspapers: local, regional, national, and international; f) real estate retail sales and aggregation; g) automotive sales; h) catalogs; i) marketplaces: online, virtual, and physical; j) advertising: commercial, classified, display, and consumer; k) auctions; l) appraisals; m) credit and debit cards: media transfer n) dating, alumni, membership and personal affinity building sites; and o) classified ads, all categories. Notwithstanding the foregoing, field of use relating to the Security Sector are expressly excluded from the Marketplace Definition and AdMission shall in no case participate in and the Marketplace Definition shall in no case include or be amended to include any sector relating to the Security Sector.

     1.5 Patents. The patents and patent applications listed in Schedule A, and any other application based in whole or in part upon such patents and patent applications in any country (including divisional, renewal, substitute, continuation, and continuation-in-part applications), and all patents which may be granted thereon (including all reissues, reexaminations, and extensions thereof).

     1.6 Security Sector. Uses for security, surveillance, military, police, or law enforcement.

     1.7 . Triggering Event. For purposes of this Agreement a "Triggering Event" shall mean an event where AdMission remains Insolvent and unable to meet its current obligations for a period of three (3) months or longer.

                                   ARTICLE II
                                    TRANSFER

     2.1 Assignment. Except as otherwise set forth herein, IPIX hereby sells, assigns, and transfers to AdMission all of the IPIX's right, title and interest in the Patents.

     2.2 Encumbrances. AdMission acknowledges that the Patents are subject to various preexisting licenses and agreements, and agrees to take title to the Patents subject to such preexisting licenses and agreements and to the License granted to IPIX hereunder.

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                                  ARTICLE III
                       IPIX REPRESENTATIONS AND WARRANTIES

     As a material inducement to AdMission to enter into this Agreement and to consummate the transactions contemplated by this Agreement, IPIX represents and warrants to AdMission, as of the date hereof: 3.1 Organization. IPIX is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and operate the Patents.

     3.2 Authority of IPIX. IPIX has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by IPIX and is the legal, valid and binding agreement or instrument of IPIX, enforceable against IPIX in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement does not require the consent of or notice to any third-party. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of IPIX, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which IPIX is bound, or result in the creation of any lien, security interest, charge or encumbrance upon the Patents, except if such conflict violation, default, lien or encumbrance would not have a Material Adverse Effect.

     3.3 Intellectual Property.

          (a) To the Knowledge of IPIX, IPIX has sole title to and ownership of the Patents.

          (b) To the Knowledge of IPIX, Schedule A lists each currently effective or pending patent and patent application (including all provisional applications, continuations and continuations-in-part), in each case, included in the Patents.

          (c) To the Knowledge of IPIX, no action, suit, proceeding or claim with respect to the Patents has been instituted, or is pending or threatened against IPIX.

                                   ARTICLE IV
                    ADMISSION REPRESENTATIONS AND WARRANTIES

     As a material inducement to IPIX to enter into this Agreement and to consummate the transactions contemplated by this Agreement, AdMission represents and warrants to IPIX, as of the date hereof:

     4.1 Organization. AdMission is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease all of its assets and to carry on its business as now conducted.

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     4.2 Authority of AdMission. AdMission has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by AdMission and is the legal, valid and binding agreement or instrument of AdMission, enforceable against AdMission in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement do not require the consent of or notice to any third-party. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of AdMission, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which any of AdMission is bound, or result in the creation of any lien, security interest,
charge  or  encumbrance  upon  the  assets  of  AdMission,   or  result  in  the
cancellation,   modification,   revocation   or   suspension   of  any  license,
certificate, permit or authorization held by AdMission.

     4.3 Due Diligence. In making its determination to proceed with the transactions contemplated by this Agreement, AdMission has relied solely on the results of its own independent investigation and the representations and warranties of IPIX set forth in Article III, including the schedules thereto. Such representations and warranties by IPIX constitute the sole and exclusive representations and warranties of IPIX to AdMission in connection with the transactions contemplated hereby, and AdMission acknowledges and agrees that IPIX is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability or suitability as to any of the Patents and it is understood that AdMission is taking the Patents as is and where is. AdMission has no knowledge that any of the representations and warranties of IPIX in this Agreement is not true and correct, and AdMission has no knowledge of any errors in, or omissions from, the information set forth in the schedules to this Agreement.

                                   ARTICLE V
                             LICENSE AND REPURCHASE

     5.1 License. AdMission grants to IPIX an exclusive (including exclusive to AdMission), worldwide, royalty-free, paid-up, transferable, perpetual license, which is revocable only as specifically set forth herein, to make, have made, use, sell, offer for sale, lease, import, or otherwise exploit any invention covered by the Patents, but only in the Security Sector (the "License").

     5.2 Sublicenses.

     (a) IPIX may freely, and without consultation with AdMission, sublicense any all rights contained in the License to its Affiliates, customers, end-users, distributors, manufacturers, vendors, or anyone otherwise involved in or supporting IPIX's commercial activities for any use relating to IPIX branded activities.

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     (b) If IPIX wishes to sublicense any rights contained in the License to its
Affiliates, customers, end-users, distributors, manufacturers, vendors, or anyone otherwise involved in or supporting IPIX's commercial activities for the use of the License for activities which are not IPIX branded activities, IPIX shall first obtain the prior written consent of AdMission, which shall not be unreasonably withheld or delayed. Any objection to such sublicensing shall be set out in writing together with the reasons therefor, and AdMission's failure to provide such an objection within thirty (30) days after receipt of IPIX's written request shall be deemed irrevocable consent to such sublicensing.

     (c) For the purposes of this License, "IPIX branded activities" means any activities for which any resulting product or service shall use or contain the IPIX name or logo or which shall be incorporated into any product or service which uses or contains the IPIX name or logo.

     5.3 Scope Extension. If, within 36 months of the commencement of this Agreement, IPIX determines that it is necessary to extend License beyond the Security Sector for the pursuit of its own core business strategy, then IPIX shall have the right to seek AdMission's consent to extend the scope of the license, which consent shall not be unreasonably withheld, provided that such extension does not infringe upon or compete with AdMission's core business activities as set forth in the Marketplace Definition. Any extension of the scope of the License shall be considered part of the original License and shall also be an exclusive (including exclusive to AdMission), worldwide, royalty-free, paid-up, transferable and perpetual license which is revocable only as specifically set forth herein. However, the right to extend the scope of the License shall be non-transferable and shall apply only to "IPIX" branded activities. The Company's consent to extend the scope of the License under these circumstances shall not be unreasonably withheld. If the Parties are unable to reach an agreement regarding an extension, then either Party may submit the dispute to binding arbitration to determine fair and equitable terms.

     5.4 Repurchase.

     (a) In case of a Triggering Event by AdMission at any point during the first thirty-six (36) months of this Agreement, IPIX will have the non-assignable right to repurchase the Patents (hereinafter, "Repurchase Right") in exchange for payment by IPIX of the "Repurchase Right Payment." The Repurchase Right Payment shall be an amount calculated by dividing the numerator (36 months minus the number of complete months from the Effective Date to the date of the Triggering Event) by the denominator of 36 (the term of the Repurchase Right being 36 months) and multiplying that number times $700,000. This Repurchase Right shall irrevocably expire on the third anniversary from the Effective Date of this Agreement.

     (b) In the event of a Change in Control of IPIX, AdMission will have the non-assignable first right of refusal to buy back the Repurchase Right at the then current fair market value. For purposes of this Section 5.4(b), a "Change of Control" shall mean the acquisition of IPIX by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or acquisition directly or indirectly, of the securities of IPIX representing more than fifty percent

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(50%) of the total voting power  represented by IPIX's then  outstanding  voting securities, but excluding any merger effected exclusively for the purpose of changing the domicile of IPIX), (b) a sale, conveyance or disposition of all or substantially all of the assets of IPIX, or (c) any reorganization, merger, consolidation or similar transaction in which IPIX is not the surviving entity (unless, IPIX's stockholders of record as constituted immediately prior to such
acquisition,   sale,   conveyance,    disposition,    reorganization,    merger,
consolidation or similar transaction will, by virtue of such shares of IPIX held immediately prior to such transaction, immediately after such acquisition, sale,
conveyance,  disposition,   reorganization,  merger,  consolidation  or  similar
transaction hold at least 50% of the voting power of the surviving or acquiring entity immediately after such acquisition, sale, conveyance, disposition, reorganization, merger, consolidation or similar transaction).

     5.5 No Encumbrance. AdMission shall agree not to sell, transfer or encumber the Patents or take any other action which could reasonably be expected to hinder or interfere with IPIX's exercise of the Repurchase Right.

     5.6 Information Rights. AdMission shall promptly provide IPIX with the information set forth in this Section 5.6. IPIX's right to this financial information shall continue for thirty-six (36) months from the Effective Date. Any such financial information disclosed under this section shall be deemed confidential and proprietary to AdMission and IPIX shall comply with the confidentiality requirements as set forth in the Asset Purchase Agreement. AdMission shall provide IPIX with the following:

     (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of AdMission, a balance sheet and income statement as of the last day of such year; a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and audited and certified by independent public accountants selected by AdMission;

     (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of AdMission, an unaudited balance sheet and income statement prepared in accordance with GAAP (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP), as well as an accounts payable aging reflecting, for each account payable, the date of the invoice that gave rise to the payable and whether such payable is in bona fide dispute, certified by the Chief Financial Officer or Chief Executive Officer of AdMission as being true, complete and correct;

     (c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of AdMission, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto and number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit IPIX to calculate its percentage equity ownership in AdMission and certified by the Chief Financial Officer or Chief Executive Officer of AdMission as being true, complete and correct;

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     (d) with respect to the financial statements called for in subsections (a),
(b) and (c) of this Section 5.5, an instrument executed by the Chief Financial Officer and President or Chief Executive Officer of AdMission and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of AdMission and its results of operation for the periods specified therein, subject to year-end audit adjustment;

     (e) upon written request by IPIX, provide a certificate executed by the Chief Executive Officer of AdMission affirming that AdMission is not Insolvent, as defined herein, AdMission is currently able to meet its current obligations, and AdMission will be able to meet its current obligations for the next three months; and

     (f) promptly provide IPIX with such other information relating to the financial condition, business, prospects or corporate affairs of AdMission or any other relevant information regarding the occurrence of any Triggering Event as IPIX may from time to time reasonably request, provided, however, that AdMission shall be permitted to exclude from such disclosures any proprietary information relating to the AdMission business.

     5.7 Inspection Rights. AdMission shall permit IPIX, at IPIX's expense, to visit and inspect AdMission's properties, to examine its books of account and records and to discuss AdMission's affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by IPIX; provided, however, that AdMission shall not be obligated pursuant to this
Section 5.7 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     5.8 Definitions.

     (a) For purposes of this Section, "Insolvent" shall mean (a) the sum of AdMission's debts and obligations is greater than AdMission's assets, at a fair valuation, without taking into account any value for assets that consist of inchoate legal claims and chooses in action; or (b) the sum of AdMission's debts and obligations, as reflected on AdMission's balance sheet prepared in accordance with GAAP, exceeds the sum of the book value of AdMission's assets, as reflected on its balance sheet prepared in accordance with GAAP.

     (b) For purposes of this Section, the phrase "unable to meet its current obligations" shall mean, among other things, AdMission's failure to pay bona fide obligations within ninety (90) days of the date of invoice of such obligation.

     (c) In the event of that AdMission is Insolvent or unable to meet its current obligations as defined above, AdMission shall immediately notify IPIX in writing of its financial condition.

     5.9 Essential Element. IPIX and AdMission specifically agree that the Repurchase Right granted to IPIX is an essential element of the license granted to IPIX under this Agreement, and that the Repurchase Right is a right of the licensee under 11 U.S.C. ss.365(n) and is enforceable by IPIX under 11 U.S.C. ss.365(n).

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     5.10  Termination  upon  Qualified  Initial  Public  Offering or  Qualified
Liquidation Event. Notwithstanding any other term of this License, the rights set forth in Section 5.4 above shall terminate and be of no further effect upon the occurrence of a "Qualified Initial Public Offering" or a "Qualified Liquidation Event."

     (a) For purposes of this License a "Qualified Initial Public Offering" shall mean an initial public offering of the equity of AdMission resulting in gross proceeds to AdMission of $10,000,000, net of all underwriters' discounts and offering expenses.

     (b) For purposes of this License a "Qualified Liquidation Event" shall mean any reorganization, merger, consolidation or similar transaction in which AdMission is not the surviving entity and for which AdMission or its stockholders receive not less than $20,000,000_ (the value of any consideration other than cash received in such a transaction shall be determined by the fair market value as determined by an independent third party jointly chosen by the Board of Directors of AdMission and IPIX).

     5.11 Specific Performance. The parties acknowledge and agree that damages would not be an adequate remedy for the failure of IPIX to receive the Patents upon a Triggering Event pursuant to the Repurchase Right and, accordingly, it is the intent of the parties that the ability to exercise the Repurchase Right shall be enforceable by an action for specific performance and in connection therewith, IPIX shall be entitled to reduce the amount of the Repurchase Right Payment by the amount of IPIX's actual out-of-pocket expenses (including, without limitation, reasonable attorneys', paralegals', accountants' and consultants' fees) incurred in connection with IPIX's enforcement of the Repurchase Right, including without limitation any proceeding or defense against any other competing claim to the Patents.

     5.12 Security Interest. In order to secure and further assure IPIX's license rights to the Patents, including without limitation the ability to perfect and enforce the Repurchase Right, in the event of a Triggering Event which occurs within thirty-six (36) months from the Effective Date of this Agreement, AdMission hereby grants to IPIX a security interest in and a lien upon any and all right, title and interest of AdMission in and to the Patents, and all proceeds thereof, to secure the license rights of IPIX hereunder with respect to the Patents, including without limitation the right to enforce the Repurchase Right. Such security interest shall terminate thirty-six (36) months after the Effective Date. With respect to such security interest, IPIX shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware. AdMission hereby authorizes IPIX to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that IPIX may determine necessary in order to perfect and maintain the security interests and liens granted in this Section 5.12 only in such case of a Triggering Event and in order to fully consummate all of the transactions contemplated herein.

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                                   ARTICLE VI
                           MAINTENANCE AND ENFORCEMENT

     6.1 Maintenance. AdMission shall use commercially reasonable efforts to maintain and prosecute the Patents licensed under this Agreement, which shall be done at AdMission's discretion and expense.

     6.2 Enforcement. IPIX shall have the right to enforce the Patents against any third party infringers in the Security Sector. Only in the event that IPIX elects not to enforce the Patents against third party infringers in the Security Sector, then AdMission shall have the right to enforce the Patents against any third party infringers in the Security Sector. IPIX shall notify AdMission in writing before initiating any enforcement action in the Security Sector. IPIX shall exercise the same degree of vigilance and care in enforcing its rights under this Agreement as it does in protecting and enforcing its own intellectual property portfolio. AdMission shall have the exclusive right to enforce the Patents against any third party infringers outside the Security Sector.

     (a) In the event of any infringement or threatened infringement of a Patent by a third party, a Party may initiate an enforcement action against the infringing or potentially infringing party if the infringing activities fall within the scope of their area of exclusive enforcement. If a Party does not initiate an action within 3 months after the other Party provides notice to such Party of the infringement or threatened infringement, then, notwithstanding the scope of the other Party's area of exclusive enforcement, the other Party may initiate an action. Such notice shall reference this Agreement and this Section 6.2(a), and expressly state the intention of the Party giving such notice to initiate an action. Failure by either Party to initiate an action within 6 months from the date such notice is received shall constitute a withdrawal without prejudice of the notice.

     (b) In the event of any infringement or threatened infringement of a Patent by a third party involving substantial infringing activities within the scope of the Security Sector, then the Parties shall meet and confer as to how to proceed in enforcing the Patent. If both Parties desire to initiate an action, then the Parties shall in good faith negotiate terms on how to conduct and participate in the action. IPIX shall be the sole recipient of any proceeds resulting from any enforcement of a Patent in the Security Sector. IPIX shall not initiate an action until a negotiated agreement is reached.

     (c) In the event either Party initiates an action enforcing a Patent against a third party, the other Party shall provide commercially reasonable assistance in connection with such action, including, without limitation joining the action as a party. The initiating Party shall be entitled to keep any proceeds as a result of such action, subject to reimbursing the other Party for all reasonable out-of-pocket expenses and legal fees incurred in rendering assistance in connection with such action. Such reimbursement shall be due and payable after a final and non-appealable judgment. The initiating Party shall keep the other Party informed of material events for dialogue and comment. In any event, the filing Party shall provide advance notice of any action and shall provide copies of all pleadings.

     6.3 Joinder. As AdMission and IPIX both have an interest relating to the Patents, the disposition of an action under Section 6.2 in the absence of one Party may as a practical matter impair or impede the absent Party's ability to protect that interest or leave the absent Party subject to a substantial risk of incurring double, multiple, or otherwise inconsistent obligations. If the absent Party seeks joinder in an action, the other Party shall not oppose such joinder and shall, at the absent Party's request, provide commercially reasonable assistance to achieve such joinder.

     6.4 Settlements. IPIX shall not settle any action under Section 6.2 with a third party without AdMission's prior written approval, which approval shall not be unreasonably withheld or delayed.

     6.5 Marking. The Parties agree that for each article sold to an end-user covered by a Patent, it will use commercially reasonable efforts to affix thereon the word "patent" or the abbreviation "pat.", together with the number of the patent, or when, from the character of the article, this can not be done, by fixing to it, or to the package wherein one or more of them is contained, a label containing a like notice.


                                  ARTICLE VII
                              TERM AND TERMINATION

     7.1 Term. This Agreement shall commence upon mutual execution by the Parties of this Agreement. This Agreement shall remain in effect until all Patents expire.

     7.2 Remedies. The Parties to this Agreement recognize that the Patents being transferred, the License being granted, and the Repurchase Right granted hereunder possess a special, unique and extraordinary character, which makes it difficult to assess the monetary damages which would result in the event of a breach of this agreement. Each of the Parties expressly recognizes and agrees that an irreparable injury would be caused to the other Party by such material breach, and agrees that preliminary or permanent injunctive relief is appropriate in the event of a breach of this Agreement. Notwithstanding the foregoing, the Parties will retain any other remedies available resulting from a breach of this Agreement. The rights set forth in this Section 7.2 are in addition to the rights set forth in Section 5.11.

                                  ARTICLE VIII
                                   WARRANTIES

     8.1 No Warranties. Each Party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation.

     8.2 Disclaimer. THE PARTIES DISCLAIM ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, QUIET ENJOYMENT, MERCHANTABILITY FOR COMPUTER PROGRAMS, AND INFORMATIONAL CONTENT.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Transferable. Except as otherwise provided, this Agreement may be assigned by either Party, and the assigning Party shall provide notice of such assignment to the other Party. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties. Notwithstanding the foregoing, the right to Extend the Scope of the License in Section 5.3 and the Repurchase Right set forth in Section 5.4 shall be non-assignable by IPIX without the express written permission of AdMission.

     9.2 Governing Laws. This Agreement shall be construed and governed in accordance with the substantive laws of the State of Delaware, without regard to conflict of laws principles. Venue for any and all actions shall be in Contra Costa County, San Ramon, California.

     9.3 Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by American Arbitration Association in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall have a single arbitrator and shall be conducted in San Francisco, California.

     9.4 Notices. All notices under this Agreement must be to the Party's General Counsel (and if the Party does not have a General Counsel, then to its President) in writing through (i) hand delivery, or (ii) nationally recognized overnight or next day delivery service addressed to the Party's then current corporate headquarters. Such notice shall reference this Agreement and this
Section 9.4. Notice shall be effective upon hand delivery or delivery by the service, as the case may be.

     9.5 Force Majeure. Nonperformance by either Party will be excused to the extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, Internet infrastructure failure, hacker attack, computer virus, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control, and not caused by the gross negligence or willful misconduct of, the non-performing Party.

     9.6 Unenforceability. It is intended that this Agreement shall not violate any applicable law. If, at any time or for any reason, any provision becomes unenforceable or invalid, such provisions shall be amended to bring them into legal compliance and to preserve to the maximum extent possible the intent of the Parties and the remaining provisions shall remain unaffected and continue with the same effect as if such unenforceable or invalid provision had not have been inserted herein.

     9.7 No Waiver. Failure of either Party to exercise its rights under this Agreement shall not be construed as a waiver of that Party's rights, including without limitation the right to seek remedies arising from past, present or future breach by the other Party

     9.8 Interpretation. This Agreement shall be construed fairly and there shall be no presumption or inference against the drafting Party in construing or interpreting the provisions hereof. The headings and captions in this Agreement are for convenience purposes only, and shall not be used to construe the terms of this Agreement.

     9.9 Intellectual Property. This Agreement, in its entirety, constitutes an executory contract under which AdMission is the licensor and IPIX is the licensee of a right to intellectual property. As such, 11 U.S.C. 365(n) shall apply to this Agreement in its entirety.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.11 Relationship of the Parties. IPIX is not an employee of AdMission, nor is AdMission an employee of IPIX. Nothing in this Agreement shall be construed as creating an employer-employee relationship, partnership, joint venture or agency between the Parties and neither Party shall have the right, power or authority to create any obligation, express or implied, on behalf of the other.

     9.12 Limitations of Liability. Notwithstanding any other provision in this Agreement to the contrary, under no circumstances shall AdMission be liable for any indirect, incidental, special or consequential damages, including damages arising from lost revenue, profits, data or use arising out of the use of the Patent by IPIX in accordance with the terms of this Agreement, even if AdMission has been advised of the possibility of such damages. Notwithstanding any other provision in this Agreement to the contrary, under no circumstances shall IPIX be liable for any indirect, incidental, special or consequential damages, including damages arising from lost revenue, profits, data or use arising out of the use of the Patents by AdMission in accordance with the terms of this Agreement, even if IPIX has been advised of the possibility of such damages.

     9.13 Entire Agreement. This Agreement and its Schedules contain the entire understanding between the Parties with respect to the matters contained herein. This Agreement supercedes all prior agreements between the Parties, whether oral or written, express or implied, as to the matters contained herein. No waiver, consent, modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by the Parties.

     As duly authorized representatives of the Parties and after consultation with their respective legal counsel, the undersigned declare that they understand and agree to be bound by the Agreement as an enforceable contract. This Agreement shall be effective as of the last date written below.


IPIX Corporation                           AdMission Corporation


/s/ David Wilds                            /s/ Sarah Pate
----------------------------------         ----------------------------------
Signature                                  Signature


David Wilds                                Sarah Pate
----------------------------------         ----------------------------------
Name                                       Name


Chairman                                   President
----------------------------------         ----------------------------------
Title                                      Title


February 11, 2005                          February 11, 2005
----------------------------------         ----------------------------------
Date                                       Date

                                   Schedule A

                                     Patents


Patent No. 6,732,162 (issued 05/04/04) Method of Providing Preprocessed Images for a Plurality of Internet Web Sites

Application No. 10/736,285 (filed 12/15/03) Method or Providing Preprocessed Images for a Plurality of Internet Web Sites

Application No. 09/357,836 (filed 7/21/99) Web-based Media Submission Tool (Allowed)

Application No. 10/961,720 (filed 10/8/04) Web-Based Media Submission Tool










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